Exhibit 10.1

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is entered into as of ____, 2023 by and between Imperalis Holding Corp., a Nevada corporation (the “Company”), and FAR Holdings International, LLC, a Delaware limited liability company (the “Investor”).

Recital

The Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor, upon the terms and conditions stated in this Agreement, (i) an original issue discount promissory note in the principal amount of up to $300,000, bearing no interest, in the form attached hereto as Exhibit A (the “Note”) and (ii) a warrant to purchase 1,000,000 shares of Common Stock, in the form attached hereto as Exhibit B (the “Warrant”);

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing” has the meaning set forth in Section 3.

“Closing Date” has the meaning set forth in Section 3.

“Common Stock” means the Company’s common stock, $0.001 par value per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Entity” means any instrumentality, subdivision, court, administrative agency, department, body, bureau, division, board, committee, panel, commission, official or other authority of any country, state, province, prefect, municipality, locality or other government or political subdivision thereof, whether domestic or foreign, or any supranational or multinational organization or authority, or any quasi-governmental, private body or arbitral body exercising any executive, legislative, judicial, quasi-judicial, regulatory, taxing, importing, administrative or other governmental or quasi-governmental authority.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and any Subsidiary of the Company taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or the ability of the Company to perform its obligations under the Transaction Documents.

“Note” has the meaning set forth in recitals.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Principal Market” means the OTC Pink Current Information Tier ran by the OTC Markets Group.

“Purchase Price” means Three Hundred Thousand Dollars ($300,000), consisting of a cash payment of Two Hundred Fifty Thousand Dollars ($2500,000) and an original issuance discount of Fifty Thousand Dollars ($50,000).

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 4.4.

“Securities” means the Note, the Warrant and the shares of Common Stock issuable upon exercise of the Warrant.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement, the Note and the Warrant.

“Warrant” has the meaning set forth in recitals.

2.          Purchase and Issuance of the Note and Warrant. Subject to the terms and conditions of this Agreement, on the Closing Date the Investor shall purchase, and the Company shall sell and issue to the Investor, (i) the Note in the principal face amount of Three Hundred Thousand Dollars ($300,000) and (ii) the Warrant to purchase 1,000,000 shares of Common Stock, in exchange for the Purchase Price.

3.          Closing. On the date of executing this Agreement, the Company shall cause the delivery of the certificates representing the Note and Warrant, registered in the name of the Investor. The Company acknowledges that it has already received funds representing the Purchase Price from the Investor by wire transfer (the “Closing” or “Closing Date”). The Closing shall occur upon confirmation that the conditions to Closing in Section 6 hereof have been satisfied. The Closing of the purchase and sale of the Note and Warrant shall take place at the offices of the Company.

4.          Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:

4.1       Organization and Standing of the Company. Each of the Company and its subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and its subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

4.2       Authority. The Company has the requisite power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities have been duly authorized by the Company’s Board of Directors and no further filing (other than a Form 8-K), consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

4.3       No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (A) result in a violation of the Articles of Incorporation or other organizational documents of the Company or any of its subsidiaries, any share capital of the Company or any of its subsidiaries or Bylaws (as defined below) of the Company or any of its subsidiaries, (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree, including foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except, in the case of clause (B) or (C) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

4.4       Consents. Neither the Company nor any of its subsidiaries is required to obtain any consent from, authorization or order of, or make any filing (other than a Form 8-K) or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings (other than a Form 8-K) and registrations which the Company or any of its subsidiaries is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and neither the Company nor any of its subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its subsidiaries from obtaining or effecting any of the filings contemplated by the Transaction Documents.

4.4       SEC Documents. The Company has, during the preceding 12 months, filed with the SEC all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. There is no event, pending event or threatened event that could result in the Company not filing with the SEC all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, in compliance in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such filings.

4.5       Information. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its subsidiaries, other than the existence of the transactions contemplated by the Transaction Documents. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company. To the knowledge of the Company after reasonable inquiry, all disclosures provided to the Investor regarding the Company and its subsidiaries, their businesses and the transactions contemplated hereby, including any schedules to this Agreement, furnished by or on behalf of the Company or any of its subsidiaries is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.6       Valid Issuance. The Note and Warrant are duly authorized by the Company and, when executed and delivered by the Company, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

4.7       Arm’s Length Transaction. The Company acknowledges and agrees that with respect to this Agreement and the transactions contemplated hereby, (A) the Investor is acting solely in an arm’s length capacity, (B) the Investor does not make and has not made any representations or warranties, other than those specifically set forth in this Agreement, (C) except as set forth in this Agreement, the Company’s obligations hereunder are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of any claim the Company may have against the Investor, (D) the Investor has not and is not acting as a legal, financial, accounting or tax advisor to the Company, or agent or fiduciary of the Company, or in any similar capacity, and (E) any statement made by the Investor or any of the Investor’s representatives, agents or attorneys is not advice or a recommendation to the Company.

4.8       Exchange Listing. Except as disclosed in SEC Documents, the Company has not, in the 12 months preceding the date of this Agreement, received notice from any national securities exchange or automated quotation system on which the shares of Common Stock are listed or designated for quotation to the effect that the Company is not in compliance with the listing or maintenance requirements of such national securities exchange or automated quotation system. As of the date of this Agreement, to the Company’s actual knowledge based solely on absence of, as of the date hereof, any notice from any such securities exchange or automated quotation system that the Company is not in compliance with the listing or maintenance requirements of such national securities exchange or automated quotation system, the Company is in compliance with all such listing and maintenance requirements.

4.9       Principal Market. The Common Stock is listed on the Principal Market.

4.10      No Injunction. No injunctions or other legal proceedings relating to the sale of the Securities is pending or threatened against the Company.

4.11       No Default. Except as disclosed in SEC Documents, the Company is not in a default under, or has given to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party.

4.12       Litigation and Regulatory Proceedings. Except as disclosed in SEC Documents, there are no material actions, causes of action, suits, claims, proceedings, inquiries or investigations (collectively, “Proceedings”) before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of the Company or any of the Subsidiaries, threatened against or affecting the Company or any of the Subsidiaries, the Common Stock or any other class of issued and outstanding shares of the Company’s capital stock, or any of the Company’s or the Subsidiaries’ officers or directors in their capacities as such and there is no reason to believe that there is any basis for any such Proceeding.

4.13       No Undisclosed Events, Liabilities or Developments. No event, development or circumstance has occurred or exists, or is reasonably anticipated to occur or exist that (a) would reasonably be anticipated to have a Material Adverse Effect or (b) would be required to be disclosed by the Company under applicable securities laws in a Registration Statement relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

4.14        Compliance with Law. The Company and each of the Subsidiaries have conducted and are conducting their respective businesses in compliance in all material respects with all applicable laws and are in compliance in all material respects with the rules and regulations of the Principal Market. Other than as publicly disclosed by the Company, the Company is not aware of any facts which could reasonably be anticipated to lead to a delisting of the Common Stock by the Principal Market in the future.

5.          Representations and Warranties of the Investor. The Investor hereby represents and warrants as of the date hereof to the Company as follows:

5.1       Organization and Existence. Such Investor, if an entity, is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

5.2       Authorization; Enforcement; Compliance with Other Instruments. The Investor has the requisite power and authority to enter into and to perform its obligations under the Transaction Documents to which it is a party. The execution and delivery by the Investor of the Transaction Documents to which it is a party have been duly and validly authorized by the Investor’s governing body and no further consent or authorization is required. The Transaction Documents to which it is a party have been duly and validly executed and delivered by the Investor and constitute valid and binding obligations of the Investor, enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

5.3       No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Investor and the purchase of the Securities by the Investor will not (a) conflict with or result in a violation of the Investor’s organizational documents, (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Investor is a party, or (c) violate any law applicable to the Investor or by which any of the Investor’s properties or assets are bound or affected. No approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party in connection with the purchase of the Securities and the other transactions contemplated by this Agreement.

5.4       Investment Intent; Accredited Investor. The Investor is purchasing the Securities for its own account, for investment purposes, and not with a view towards distribution. The Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended. The Investor has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (a) evaluating the merits and risks of an investment in the Securities and making an informed investment decision, (b) protecting its own interests and (c) bearing the economic risk of such investment for an indefinite period of time.

5.5       Opportunity to Discuss. The Investor has received all materials relating to the business, finance and operations of the Company and the Subsidiaries as it has requested and has had an opportunity to discuss the business, management and financial affairs of the Company and the Subsidiaries with the Company’s management. In making its investment decision, the Investor has relied solely on its own due diligence performed on the Company by its own representatives.

5.6       No Governmental Review. The Investor understands that no Government Entity has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

6.          Conditions to Closing.

6.1       Conditions to the Investor’s Obligations. The obligation of the Investor to purchase the Note and Warrant at the Closing is subject to the fulfillment to the Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by Investor:

(a)       all of the representations and warranties of the Company set forth herein being true, correct, complete and accurate; and

(b)       full and timely performance by the Company of all of its obligations and covenants under this Agreement.

6.2       Conditions to Obligations of the Company. The Company's obligation to sell and issue the Note and Warrant at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)       all of the representations and warranties of the Investor set forth being true, correct, complete and accurate; and

(b)       The Investor shall have delivered the Purchase Price to the Company.

7.         Form 8-K. The Company will file a Current Report on Form 8-K with the SEC within four (4) Business Days after the Closing to disclose the Transaction Documents.

8.          Miscellaneous.

8.1       Delivery of Note and Warrant. The Company shall, within five (5) Business Days after the Closing Date, deliver a PDF copy of the executed Note and Warrant to the Investor.

8.2       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.3       Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by email, then such notice shall be deemed given upon transmission, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Imperalis Holding Corp.

1421 McCarthy Blvd.

Milpitas, CA 95035

Attention: Amos Kohn

Email: akohn@turnongreen.com

If to the Investor, to the address set forth on the signature page.

8.4       Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Note purchased under this Agreement at the time outstanding, each future holder of all such Note, and the Company.

8.5       Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

8.6       Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof. All proposals, negotiations and representations (if any) made prior, and with reference to the subject matter of this Agreement, are merged herein. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party. Neither the Company nor the Investor shall be bound by any oral agreement or representation, irrespective of when made.

8.7       Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

8.8        Expenses. Each party to this Agreement shall bear its own expenses in connection with transactions contemplated hereby.

8.9       No Strict Construction. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.10       Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	IMPERALIS HOLDING CORP.

By:
Name: Amos Kohn
Title: Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR THE INVESTOR FOLLOWS]

[INVESTOR SIGNATURE PAGES TO IMPERALIS PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Address for Notice of Purchaser:

Address for Delivery of Note and Warrant for Purchaser (if not same as address for notice):

EXHIBIT A

FORM OF NOTE

PROMISSORY NoTE

Principal Amount: $300,000.00	____, 2023 (the “Issuance Date”)

FOR VALUE RECEIVED, the undersigned Imperalis Holding Corp., a Nevada corporation with an address at 1421 McCarthy Blvd., Milpitas, CA 95035 (hereinafter sometimes called the “Maker”) promises to pay, on or before July 6, 2023 (the “Maturity Date”), to FAR Holdings International, LLC, a Delaware limited liability company with an address at 502 Carnegie Center, Suite 104, Princeton, NJ 08540, or its assigns (hereinafter called the “Lender”), the sum of Three Hundred Thousand Dollars and No Cents ($300,000.00) (the “Principal Amount”) or any portion then outstanding at the Maturity Date, with principal payable as set forth below. Capitalized terms used herein not otherwise defined shall have the meaning ascribed to them in the Purchase Agreement by and between the Maker and the Lender, dated as of the Issuance Date (“Purchase Agreement”).

The Maker shall pay to the Lender as a reduction of the Principal Amount, One Hundred Thousand Dollars and No Cents ($100,000.00) on each of May 6, 2023, June 6, 2023 and the Maturity Date. Amounts due under this Note may be prepaid at any time without penalty.

This promissory note (this “Note”) shall not accrue any interest, as the Note was issued with an original issuance discount of Fifty Thousand Dollars and No Cents ($50,000.00).

If any repayment to be made hereunder shall not be paid within five (5) Business Days after the same shall be due, then without limiting the Lender’s rights by reason of such default (an “Event of Default”), the Maker shall pay the Lender a default fee of three percent (3%) of the amount not repaid that led to such Event of Default. All grace periods provided in this Note shall run concurrently.

This Note is exchangeable for an equal aggregate Principal Amount of Notes of different authorized denominations, as requested by the Lender surrendering the same. No service charge will be made for such registration of transfer or exchange.

This Note has been issued subject to certain investment representations of the original Lender set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations. Prior to due presentment to the Maker for transfer of this Note, the Maker and any agent of the Maker may treat the Person in whose name this Note is duly registered on the Note register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Maker nor any such agent shall be affected by notice to the contrary.

No delay or omission of the holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. Acceptance by the Lender of any payment after acceleration of the Maturity Date shall not be deemed a waiver of such acceleration of the Maturity Date. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

The Lender need not enter payments of principal upon this Note but may maintain a record thereof on a separate ledger maintained by the Lender.

This Note may be tendered as payment by the Lender for any securities issued by the Maker.

The word “holder” as used in this Note, shall mean the payee or endorsee of the Note who is in possession of it or the bearer if this Note is at the time payable to bearer.

If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Note, and the other provisions of this Note shall remain in full force and effect, and shall be construed in favor of holder. Subject to the foregoing provisions of this paragraph, it is the express intention of Maker and holder to conform strictly to any applicable usury laws. Accordingly, all agreements between Maker and holder, whether now existing or hereafter arising, and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the Maturity Date of this Note or otherwise, shall the amount paid or agreed to be paid to Lender or the holder of this Note for the use, forbearance or detention of the money loaned pursuant hereto or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document executed in connection herewith, exceed the maximum amount permissible under applicable law. If, from any circumstance or contingency whatsoever, fulfillment of any provision hereof or of any other document executed in connection herewith, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance or contingency holder shall ever receive as interest or otherwise an amount which would exceed the maximum rate of interest permitted by applicable law, the amount of such excess shall be applied to a reduction of the indebtedness evidenced by this Note, and not to the payment of interest, and if such excessive interest exceeds such indebtedness, the amount of such excessive interest shall be refunded to Maker. If at any time this Note prescribes a rate of interest in excess of the maximum rate permitted by law, all sums paid or agreed to be paid to holder for the use, forbearance or detention of the money loaned pursuant to this Note shall be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full, so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof.

All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

This Note shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Note shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, in the case of Maker, or acceptance, in the case of Lender, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of all of its reasonable counsel fees and disbursements. This Note shall be deemed an unconditional obligation of Maker for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Maker by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Holder and Maker are parties or which Maker delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Maker’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

[REST OF THIS PAGE LEFT INTENTIONALLY BLANK]

2

IN WITNESS WHEREOF, the Maker has duly executed this Note as a sealed instrument as of the date and year first above written.

IMPERALIS HOLDING CORP.

By:
Name:	Amos Kohn
Title:	Chief Executive Officer

3

EXHIBIT B

FORM OF WARRANT

THIS WARRANT HAS BEEN, AND THE WARRANT SHARES OF COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT (THE "WARRANT SHARES") WILL BE, ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR THE WARRANT SHARES (TOGETHER, THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

IMPERALIS HOLDING CORP.

WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

___, 2023

THIS CERTIFIES THAT, for value received, FAR Holdings International, LLC, a Delaware limited liability company with an address at 502 Carnegie Center, Suite 104, Princeton, NJ 08540 (the “Holder”), is entitled to subscribe for and purchase from Imperalis Holding Corp., a Nevada corporation with an address at 1421 McCarthy Blvd., Milpitas, CA 95035 (the “Company”), one million (1,000,000) shares (the “Warrant Shares”) of the fully paid and nonassessable common stock, par value $0.001 per share, of the Company (the “Common Stock”), at $0.044 per share (the “Exercise Price”).

This Warrant is subject to the following terms and conditions:

1.           TERM. This Warrant is exercisable, in whole or in part, at any time (i) commencing on the date of this Warrant (the “Initial Exercise Date”) and (ii) prior to the expiration of five (5) years following the date of this Warrant.

2.            EXERCISE; PAYMENT.

A.       Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, from time to time at the principal office of the Company, by delivering a completed and duly executed Notice of Exercise (attached hereto as Exhibit A) and by the payment to the Company of an amount equal to the Exercise Price multiplied by the number of the Warrant Shares being purchased, which amount may be paid, at the election of the Holder, by wire transfer or check payable to the order of the Company. The person or persons in whose name(s) any certificate(s) representing Warrant Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Warrant Shares represented thereby (and such Warrant Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised, with the Holder having all rights as a record holder including, but not limited to, all voting rights.

B.        Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Shares of Common Stock so purchased shall be delivered to the Holder within five (5) business days after said exercise and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the Warrant Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time provided a copy of any other Warrant issued to the Holder is delivered to the Company prior to the issuance of a new Warrant. If the Company fails to deliver the Warrant Shares of Common Stock so purchased to the Holder pursuant to this Paragraph C of this Article 2 of this Warrant, the Company shall pay the Holder an additional amount of one hundred dollars ($100) per calendar day for each late day of delivery.

3.            STOCK FULLY PAID; RESERVATION OF WARRANT SHARES. All of the Warrant Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price thereof, be fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges with respect to the issuance thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient Warrant Shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

4.          ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The number and kind of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price thereof shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

A.       Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) except as provided by the last sentence in this Section 4(A), pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any Warrant Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of such shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of such shares or (iv) issues by reclassification any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 4(A) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re classification. Notwithstanding the foregoing, the Holder agrees and acknowledges that in the event a Fundamental Transaction shall have occurred at the time that the Holder exercises all or any portion of this Warrant, the Holder shall not be entitled to receive distributions of any securities of a subsidiary of the Successor Entity that it may spin out to its stockholders.

B.       Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares thereof for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall, subject to the last sentence of Section 4(A) above, cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 4(B) and shall deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a proportionate number of shares of common stock of such Successor Entity (or its parent entity) equivalent to the Warrant Shares acquirable and receivable upon exercise of this Warrant in conjunction with such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of common stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of common stock, such number of shares of common stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

C.       Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

D.       Notice to Holder; Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 4, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

2

5.          FRACTIONAL WARRANT SHARES. The Company shall not be required to issue fractional shares of Common Stock upon the exercise of this Warrant. If any fraction of a share of Common Stock would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall round up the number of such shares to the nearest whole.

6.          RIGHTS OF STOCKHOLDERS. No holder of this Warrant shall be entitled, as a warrant holder, to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

7.           MISCELLANEOUS.

A.       Headings. Headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

B.       Enforceability. If any provision which is contained in this Warrant should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any jurisdiction, such invalidity or unenforceability shall not affect any other provision of this Warrant and this Warrant shall be construed as if such invalid or unenforceable provision had not been contained herein.

C.       Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, postage prepaid (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

To the Holder:	FAR Holdings International, LLC
502 Carnegie Center, Suite 104
Princeton, NJ 08540
Attn: Frank Albo
Email: frank@farholdingsintl.com

To the Company:	Imperalis Holding Corp.
1421 McCarthy Blvd.
Milpitas, CA 95035
Attn: Amos Kohn, CEO
Email: Akohn@turnongreen.com

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If all of the methods of notice set forth in this Paragraph C of this Article 7 of this Warrant are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile. If the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given; provided further, however, that any notice sent by overnight delivery shall be deemed to have been given as of the date of delivery.

D.       Governing Law; Disputes. This Warrant shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. The parties hereby consent to and irrevocably and exclusively submit to personal jurisdiction over each of them by the Courts of the State of New York in any action or proceeding, irrevocably waive trial by jury and personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Paragraph C of this Article 7 of this Warrant.

F.        Construction. Each of the parties hereto hereby further acknowledges and agrees that this Warrant shall not be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this agreement.

G.      Entire Warrant. This Warrant and all documents and instruments referred to herein (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (ii) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Each party hereto agrees that, except for the representations and warranties contained in this Warrant, neither party makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Warrant or the transactions contemplated hereby, notwithstanding the delivery or disclosure of any documentation or other information with respect to any one or more of the foregoing.

3

H.      Third Party Beneficiaries. This Warrant and all documents and instruments referred to herein are not intended to confer upon any person (other than the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns) any legal or equitable right or remedy of any nature whatsoever pursuant to or by reason of this Warrant.

I.        Further Assurances. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Warrant and the intents and purposes hereof.

J.       Binding Effect. This Warrant shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

K.      Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Warrant shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Warrant or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Warrant to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

L.        Counterparts. This Warrant may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

M.       No Assignment. The parties hereby agree that the obligations under this Warrant shall not be transferred or assigned to any third parties without the prior written consent of each party to this Warrant.

N.        Facsimile Signatures. Any signature which is delivered via facsimile shall be deemed to be an original and have the same force and effect as if such facsimile signature were the original thereof.

O.        Modifications. This Warrant may not be changed, modified, extended, terminated or discharged orally, except by a written agreement specifically referring to this Warrant which is signed by the Holder and the Company.

P.      Severability. The provisions of this Warrant shall be deemed separable. Therefore, if any part of this Warrant is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Warrant; provided, however, that if the part or parts which are void, invalid or unenforceable as aforesaid shall substantially impair the value of this whole Warrant to any party, that party may cancel, and terminate this Warrant by giving written notice to the other party.

[signature page follows]

4

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Issued this ___ day of , 2023.

IMPERALIS HOLDING CORP.

By:

Amos Kohn, CEO

5

EXHIBIT A

FORM OF EXERCISE NOTICE

[To be executed only upon exercise of Warrant]

To IMPERALIS HOLDING CORP.:

The undersigned registered holder of the within Warrant hereby irrevocably exercises the Warrant pursuant to Section 2 of the Warrant with respect to ________________________ Warrant Shares, at an exercise price per share of $[                         ], and requests that the certificates for such Warrant Shares be issued in the name of, and delivered to:

______________________________________

______________________________________

______________________________________

______________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

The undersigned hereby represents and warrants that it is, and has been since its acquisition of the Warrant, the record and beneficial owner of the Warrant.

Dated:

Print or Type Name

(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

(City) (State) (Zip Code)